UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2008

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

431 Smith Lane, Jackson, Tennessee		38301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	731-988-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K amends and supersedes the Form 8-K filed on April 14, 2008 with regard to the same subject matter.

In connection with the continued employment of Mike Madden as Senior Vice President and Chief Financial Officer of Kirkland’s, Inc. (the "Company"), the Company entered into a letter agreement (the "Agreement"), effective as of April 7, 2008 with Mr. Madden. Under the Agreement, if Mr. Madden’s service with the Company is terminated without "cause" or if he resigns for "good reason" (both as defined in the Agreement), the Company will continue his base salary for a period of six months following his separation and subsidize his COBRA premium costs for a period of six months to the same extent that it subsidized the cost of his group health insurance immediately prior to his separation. In order to receive the payments provided for under the Agreement, Mr. Madden will be required to enter into a general release of claims.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this current report:

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

April 15, 2008	By:	/s/ W. Michael Madden

Name: W. Michael Madden
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Letter Agreement by and between Mike Madden and Kirkland’s, Inc., dated April 11, 2008